UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2016

BRISTOW GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2103 City West Blvd.
4th Floor
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 267-7600
Former Name or Former Address, if Changed Since Last Report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, Bristow Group Inc. (the “Company”) disclosed that the previously separate offices of (i) Senior Vice President and Chief Operating Officer of the Company and (ii) Senior Vice President and Chief Corporate Development, New Ventures and Strategy Officer of the Company would be temporarily combined effective immediately into a new executive officer position of Senior Vice President, Operations and Chief Commercial Officer. Mr. Chet Akiri, who had served as the Company’s Senior Vice President and Chief Corporate Development, New Ventures and Strategy Officer since September 2, 2014, became the Senior Vice President, Operations and Chief Commercial Officer effective April 18, 2016. On August 3, 2016, the Board approved the further expansion of his role to include oversight of the Company’s government regulations activities.
In recognition of the past and contemplated further increases in his responsibilities, his performance to date and the Board’s desire to retain his services and develop him going forward, the Compensation Committee of the Company approved on August 3, 2016 a new compensation package for Mr. Akiri (the “Akiri Compensation Package”). Pursuant to the Akiri Compensation Package, Mr. Akiri will receive (i) an increase in his annual base salary effective April 18, 2016 from $400,000 to $425,000, (ii) a monthly stipend of $15,000 effective from April 18, 2016 until such date that a new Senior Vice President of Operations has begun employment with the Company and completed the onboarding process ("Transition Date"), and (iii) a temporary increase in his target annual incentive plan award for fiscal year 2017 from 65% of his base salary to 75% of his base salary that shall be effective from April 18, 2016 until the Transition Date at which time the target shall revert to 65% of his base salary. Pursuant to the Akiri Compensation Package, Mr. Akiri will continue to have a target long term incentive award equal to 240% of his base salary and be considered a Tier II employee for purposes of the Company’s standard severance policy for U.S. employees, which provides for severance benefits of, among other things, one year base salary, the full annual incentive plan award at target and a pro rata portion of the annual incentive award at target.
The description of the Akiri Compensation Package set forth above is qualified in its entirety by the Akiri Compensation Package, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the payments, awards and benefits above is qualified in its entirety by (i) the Bristow Group Inc. Management Severance Benefits Plan for U.S. Employees, which is filed as Exhibit 10.70 to the Form 10‑K filed by the Company on May 20, 2015 and is incorporated herein by reference, and (ii) the Bristow Group Inc. Fiscal Year 2015 Annual Incentive Compensation Plan, which is filed as Exhibit 10.5 to the Form 8-K filed by the Company on June 10, 2014 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of the Company was held on August 3, 2016. The matters voted on at the meeting were as stated below.
For the election of directors, all nominees were elected for a subsequent one-year term. The results were as follows:

Nominee	For	Withheld	Broker Non-Vote
Thomas N. Amonett	26,207,654	4,163,296	2,147,183
Jonathan E. Baliff	29,866,054	504,896	2,147,183
Lori A. Gobillot	26,212,559	4,158,391	2,147,183
Ian A. Godden	28,412,118	1,958,832	2,147,183
David C. Gompert	29,890,756	480,194	2,147,183
Stephen A. King	29,874,493	496,457	2,147,183
Thomas C. Knudson	28,441,980	1,928,970	2,147,183
Mathew Masters	27,651,192	2,719,758	2,147,183
Biggs C. Porter	30,041,345	329,605	2,147,183
Bruce H. Stover	26,211,521	4,159,429	2,147,183

Proposal to approve on an advisory basis the Company’s executive compensation. The results were as follows:

For	Against	Abstain	Broker Non-Vote
23,287,812	7,063,948	19,190	2,147,183

Proposal to approve the further Amendment and Restatement of the Company’s 2007 Long Term Incentive Plan. The results were as follows:

For	Against	Abstain	Broker Non-Vote
23,535,362	6,817,001	18,587	2,147,183

Proposal to approve and ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2017. The results were as follows:

For	Against	Abstain
31,681,586	816,513	20,034
Proposal to elect Director nominee A. William Higgins. The results were as follows:

For	Against	Abstain	Broker Non-Vote
30,248,253	116,899	5,798	2,147,183

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description of Exhibit

10.1	Compensation Package for Mr. Akiri dated August 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: August 4, 2016	By:	/s/ E. Chipman Earle
E. Chipman Earle Senior Vice President, Chief Legal and Services Officer and Corporate Secretary